Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

ONE MANHATTAN WEST
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June 15, 2026

Mountain Holding, Inc.

2919 Allen Parkway

Woodson Tower

Houston, Texas 77019

RE:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to Corebridge Financial, Inc., a Delaware corporation (“Corebridge”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) by Mountain Holding, Inc., a Delaware corporation (the “Company”). The Registration Statement relates to the registration under the Securities Act of 1933 (the “Securities Act”), of the issuance of shares of common stock, par value $0.01 per share, of the Company (the “Shares”), to be issued to stockholders of Corebridge, and stockholders of Equitable Holdings, Inc., a Delaware corporation (“Equitable”), in connection with the business combination of Corebridge and Equitable pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 26, 2026, by and among the Company, Corebridge, Equitable, Palisade Holding, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Corebridge Merger Sub”), and Marcy Holding, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Equitable Merger Sub”), pursuant to which (i) Corebridge Merger Sub will merge with and into Corebridge (the “First Merger”), with Corebridge surviving the First Merger as a wholly-owned subsidiary of the Company, and (ii) immediately thereafter, Equitable Merger Sub will merge with and into Equitable (the “Second Merger” and, together with the First Merger, the “Mergers”), with Equitable surviving the Second Merger as a wholly-owned subsidiary of the Company.

Mountain Holding, Inc.

June 15, 2026

At the request of Corebridge, this opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) an executed copy of the Merger Agreement;

(b) the Registration Statement;

(c) an executed copy of a certificate of Jeannette N. Pina, Secretary of the Company, dated as of the date hereof (the “Secretary’s Certificate”);

(d) a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate, as in effect on the date of the resolutions referred to below;

(e) the form of the Amended and Restated Certificate of Incorporation of the Company, to be in effect as of the date of the Mergers (the “Amended and Restated Certificate of Incorporation”);

(f) a copy of the By-laws of the Company, certified pursuant to the Secretary’s Certificate, as in effect on the date of the resolutions referred to below;

(g) the form of the Amended and Restated By-laws of the Company, to be in effect as of the date of the Mergers; and

(h) a copy of the resolutions of the board of directors of the Company, adopted on June 15, 2026, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

As used herein, “Organizational Documents” means those documents listed in paragraphs (d) through (g) above.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such

Mountain Holding, Inc.

June 15, 2026

parties of such documents and the validity and binding effect thereof on such parties and the enforceability thereof against such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials including the facts and conclusions set forth in the Secretary’s Certificate and the Amended and Restated Certificate of Incorporation. In rendering the opinion stated herein, we have also assumed that if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with the Company’s transfer agent and registrar has been issued by such transfer agent.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the issuance of Shares in connection with the Mergers has been duly authorized by all requisite corporate action on the part of the Company under the DGCL, and when (i) the Shares are registered in the Company’s share registry and delivered upon payment therefor, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the stockholders of Corebridge have adopted the Merger Agreement, (iv) the stockholders of Equitable have adopted the Merger Agreement, (v) the Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective, (vi) the Mergers have been consummated in accordance with the Merger Agreement, and (vii) the Shares are issued and delivered in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable; provided that the consideration therefor is not less than $0.01 per Share.

In addition, in rendering the foregoing opinion we have assumed that:

(a) the Company’s issuance of the Shares in connection with the Mergers does not and will not (i) except to the extent expressly stated in the opinion contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments); and

(b) the Company’s authorized capital stock as of the time of the issuance of the Shares in connection with the Mergers will be as set forth in the Amended and Restated Certificate of Incorporation, and we have relied solely on the form thereof, and have not made any other inquiries or investigations.

Mountain Holding, Inc.

June 15, 2026

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and in the related prospectus contained therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in the applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DSY